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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 13, 2017

Date of Report (Date of earliest event reported)

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Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction

of incorporation)

001-3748

80-0798640

(Commission

DIRE

File Number)

(IRS Employer

Identification No.)

10200 Alliance Road, Suite 200

Cincinnati, Ohio

45242

(Address of principal executive offices)

(Zip Code)

(513) 487-5000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Ronald Krisanda will resign from his position as President and Chief Operating Officer effective June 30, 2017. Mr. Krisanda has been instrumental in assisting with the Company’s global restructuring goals.  These restructuring plans are well underway and have allowed the Company to expand its footprint in growing geographic regions, such as India and China, as well as consolidate and expand its footprint in Europe and North America. The terms of Mr. Krisanda’s departure from the Company are as provided in his employment agreement dated March 20, 2013 except as noted below. In accordance with Mr. Krisanda’s employment agreement, he will receive his salary and applicable benefits until June 30, 2018. The Company has agreed to amend Mr. Krisanda’s employment agreement to eliminate the Company’s discretionary right to shorten the contractual notice period with a lump sum payment. See the Company’s proxy statement on Form DEF 14A filed with the Securities and Exchange Commission on March 16, 2017, for more information regarding these benefits.

As part of Mr. Krisanda’s departure, the Company has agreed to amend the outstanding restricted stock award agreement with Mr. Krisanda dated April 26, 2016 to provide that upon termination of employment a prorated number of shares of restricted stock awarded under the agreement shall vest equal to the product of: (x) one thirty-sixth (1/36th) of the shares of restricted stock awarded under the agreement and (y) the number of months elapsed following the date of the grant; prior to this amendment all 30,336 shares covered by this agreement were to vest on April 26, 2019 and therefore would have been forfeited as a result of his departure.

The Company also agreed to amend the outstanding restricted stock unit (RSU) award agreement with Mr. Krisanda dated March 1, 2017 to provide that upon a termination of employment an additional number of RSUs awarded under this agreement shall vest equal to the product of: (x) one thirty-sixth (1/36th) of the RSUs awarded under this agreement and (y) the number of monthly anniversaries elapsed following the most recent vesting date; prior to this amendment RSUs vested annually and all RSUs awarded under this agreement that had not vested before termination of employment would have been forfeited as a result of his departure.

Lastly, the Company has also agreed to amend the outstanding nonqualified stock option award agreements with Mr. Krisanda dated May 8, 2013, August 6, 2014, June 24, 2015, April 26, 2016 and March 1, 2017 to extend the post-termination exercise period from ninety days to twenty-four months. No changes to the vesting schedule of Mr. Krisanda’s nonqualified stock options were made and all unvested stock options will continue to vest according to the applicable award agreement.

Shawn Reilley has been appointed to the position of President, Advanced Plastic Processing Technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:

/s/ Bruce Chalmers

Name:

Bruce Chalmers

Title:

Chief Financial Officer

Date:

April 13, 2017